Exhibit 10.14.1

PROMOTIONAL SERVICES AGREEMENT

This PROMOTIONAL SERVICES AGREEMENT (this “Agreement”), dated as of and effective as of July 20, 2020 (the “Effective Date”), by and between Motorsport Gaming US LLC, a Florida limited liability company (the “Company”), and Fernando Alonso Diaz (“Consultant”).

WHEREAS, Consultant has qualifications to assist the Company by promoting its services and activity, serving as a consultant and desires to provide such assistance to the Company.

NOW, THEREFORE, in consideration of Consultant’s engagement with the Company, and any compensation now or hereafter paid to Consultant, the parties hereby agree as follows:

AGREEMENT

1. Promotional Services. Subject to the provision set forth in Section 2(b) below, Consultant agrees to (i) make commercially reasonable efforts to promote the Company and its affiliated entities, whether now existing or established in the future, including, where time permits, producing videos, interviews and other materials as necessary to promote the Company and known affiliated entities, making introductions to major motorsport and automotive industry participants as Consultant finds appropriate and (ii) perform promotional and consulting services as may reasonably be requested by the Company and as agreed from time to time between the Company and Consultant (collectively, the “Services”). The parties acknowledge and agree that to the extent possible Consultant shall render the Services preferably from the Consultant’s personal residence or such other jurisdiction as agreed to by the parties. The parties agree that Consultant will provide services in the United States only residually, if at all, that Consultant has no obligation to provide services in any particular jurisdiction or for any specific period of time, that Consultant has no obligation to perform services in the United States or any other jurisdiction that Consultant reasonably concludes could result in that jurisdiction exercising regulatory or taxing authority over Consultant and that Consultant’s refusal to provide services in such a jurisdiction shall not constitute a breach of this Agreement. The parties agree to use their best efforts to ensure that the majority of Consultant’s activities can be and are performed in a jurisdiction that Consultant selects or where Consultant resides. Consultant hereby grants the Company and its affiliated entities the right to use his image and likeness for promotional purposes, subject to his approval, which approval shall not be unreasonably withheld.

As of the Effective Date, and taking into account Consultant’s knowledge and experience in the motorsport business, pursuant to the terms of this Agreement the Company’s board of directors or the persons serving that function if Company is not incorporated (the “board”) can request his advice on related matters, but Consultant’s participation shall be in an advisory capacity only and not as a director or officer, either personally or via his representative, of the Company. To the extent Consultant’s schedule permits, he shall make himself available by electronic means to participate in the Company’s management calls and to consult with management of the Company on an as needed basis. For the avoidance of doubt, Consultant’s advisory role to Company executives or board members is a non-executive title of a non-employee strategic advisor to the board and management of the Company. Consultant’s advisory role does not confer any voting, veto or approval rights as to any Company matter or otherwise, and Consultant shall not serve or be eligible to serve as a director or officer of the Company during the Term (as defined below).

2. Compensation; Expenses. As compensation to Consultant for the Services provided pursuant to this Agreement, Consultant shall be entitled to:

(a) Grant Shares. If (i) the Company has consummated an initial public offering (the “IPO”) of the Company’s shares of Class A common stock (“Class A Stock”) and (ii) Consultant has purchased, as promptly as possible after the Effective Date, a small number (determined by Consultant) of ordinary shares of Motorsport Games Limited, a private limited company organized under the laws of England and Wales with company number 12445844 whose registered office is at Silverstone Innovation Centre, Silverstone Park, Silverstone, England, NN12 8GX, the Company will issue to Consultant either at the time pf the IPO or as soon as practicable after the IPO such number of shares of Class A stock that represents in the aggregate 3% of the Company’s issued and outstanding Class A Stock as of the effective date of the IPO (the “Grant Shares”). The Grant Shares will be issued by the Company subject to the applicable compliance with the U.S. federal and state securities laws and, if applicable, the Nasdaq rules (including, without limitation, the Nasdaq shareholders’ approval rules). The Grant Shares will be issued in reliance on the applicable exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and shall bear the applicable restrictive legend. The grant and issuance of the Grant Shares will be subject to Consultant providing to the Company customary written investor representations in the form attached hereto as Exhibit A.

(b) Start of Services. The parties agree that Consultant will not be obligated to provide the Services to the Company until the Grant Shares are issued as set forth in Section 2(a) above.

(c) Prorated Compensation. If the Company terminates the consulting relationship for Cause (as defined below) before the end of the Term, or if Consultant terminates the consulting relationship for any reason before the end of the Term, then Consultant shall be entitled to remuneration pursuant this Section 2 but with the amount prorated for the period starting on the date of the issuance of the Grant Shares to Consultant and ending on the effective date of termination as opposed to ending at the end of the Term (as defined below). After the issuance to Consultant of the Grant Shares, such pro ration will be accomplished by either (i) transferring and assigning by Consultant of the excess Grant Shares resulting from such pro ration back to the Company or, (ii) if Consultant sold the Grant Shares prior to such pro ration, purchasing by Consultant of the corresponding number of shares of Class A Stock in the open market and transferring and assigning such shares to the Company.

“Cause” shall mean any of the following: (A) Consultant’s willful failure to perform Consultant’s duties (other than any such failure resulting from incapacity due to physical or mental illness); (B) Consultant’s willful failure to comply with any reasonable request by the Company within the scope of Services delineated in this Agreement; (C) Consultant’s engagement in dishonesty, illegal conduct or misconduct; (D) Consultant’s embezzlement, misappropriation or fraud; (E) Consultant’s conviction of or plea of guilty or nolo contendere to a crime that constitutes a felony (or foreign equivalent) or a crime; or (F) Consultant’s willful and material breach of any material obligation under this Agreement or any other written agreement between Consultant and the Company.

3. Term. The term of this Agreement shall commence on the Effective Date and shall end on the third anniversary of the Effective Date (the “Term”), unless terminated earlier pursuant to Section 2(c) above.

4. Independent Contractor Status and Compliance with Laws; Absence of Conflicts. Consultant will be an independent contractor, will provide the Services remotely, and will have sole control of the manner and means of performing Consultant’s obligations under this Agreement. Consultant will not be considered an agent or legal representative of the Company any of their respective affiliates. Consultant shall have no authority to commit or bind the Company or any of their respective affiliates in any way. Consultant will be solely responsible for withholding and paying all applicable payroll taxes of any manner, including social security and other social welfare taxes or contributions that may be due on amounts paid to Consultant hereunder. In performing the Services, Consultant agrees to comply with all applicable federal, state, local and foreign laws. Consultant warrants that Consultant is free to provide the Services in accordance with the terms of this Agreement without violation of obligation to any third party, and by providing the Services to the Company, Consultant will have no conflict of interest with any third party, including any employment relationships the Consultant may have.

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5. Confidentiality. Consultant and Company each understand and agree that the other party and its affiliates (collectively, the “Affiliates”) possess Proprietary Information (as defined below) that is important to their respective businesses, and that this Agreement creates a relationship of confidence and trust between Consultant and the Company with regard to the Proprietary Information. For purposes of this Agreement, “Proprietary Information” means all information concerning or related to the business, operations, assets, liabilities, financial condition, or prospects of an Affiliate or a party, including, without limitation: (i) all information regarding the members, managers, officers, directors, employees, equity holders, and customers, in each case whether past, present, or prospective; (ii) all software, inventions, discoveries, trade secrets, processes, techniques, methods, formulae, ideas and know-how; (iii) all financial statements, audit reports, budgets and business plans or forecasts; (iv) the terms of and engagement of Consultant pursuant to this Agreement and work produced by Consultant pursuant to this Agreement that the parties agree is proprietary; and (v) all analyses, compilations, forecasts, data studies, notes, translations, memoranda, or other documents or materials, prepared by or for Consultant and containing, based on, generated or derived from, in whole or in part, any Proprietary Information. At all times, both during the Term and after its termination, each party will keep in confidence and trust, and will not use or disclose, any Proprietary Information of the other party without the prior written consent of that other party. No rights, licenses, or other rights to use the Proprietary Information of a disclosing party are granted by this Agreement. All Company Proprietary Information and related materials Company discloses to Consultant, and all Consultant Proprietary Information and related materials that Consultant discloses to Company shall remain the property of the disclosing party or the Affiliate of the disclosing party that created the information. A party receiving Proprietary Information from the other party shall promptly return to the disclosing party all documents and any tangible material or medium containing or representing such Proprietary Information upon request of the disclosing party and promptly after termination of this Agreement, and the receiving party shall not retain copies, extracts, or other reproductions, in whole or in part, of such information or material except as otherwise required by law or regulation. The disclosing party shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance, or other equitable relief, without bond and without prejudice to any other rights and remedies that the disclosing party may have for a breach of this Agreement, as provided in Section 10, below.

Exceptions. Proprietary Information will not include information that a receiving party can demonstrate: (a) is in or enters the public domain without breach of this Agreement; (b) was in its possession prior to first receiving it from the disclosing party; (c) was received from a third-party without restriction on disclosure and without breach of a nondisclosure obligation; (d) was developed independently of the other party’s Proprietary Information; (e) was identified by the disclosing party as no longer proprietary or confidential; or (f) has been disclosed by the disclosing party to a third-party under no obligation of confidentiality. Proprietary Information shall not be deemed to be in “the public domain” under this Section 5 merely because any part or portion of said information, in contrast to the whole or all of the particular information which is claimed not to be Proprietary Information, is embodied in general disclosures or because individual features, components, or combinations thereof are now or become known to the public.

6. Rights in Work Product. The Company or its designee will own all right, title, and interest in all data, content, know-how, ideas, studies, reports, documents, memoranda, publications and the like or other information conceived, prepared, or created by Consultant during the Term in the providing of Services hereunder. Consultant agrees to assign and hereby assigns to the Company its rights in all copyrights, trademarks, or other intellectual property of any kind arising from the work performed under this Agreement, which will be the sole property of the Company or its designee, including all rights to reproduce and distribute such work product and intellectual property. Consultant shall promptly disclose any such intellectual property to the Company or its designee and assist the Company or its designee in applying for, maintaining, or otherwise securing legal protection for the same, and Consultant agrees to execute any papers, documents, or letters necessary to vest title in the intellectual property in the Company or its designee. Nothing contained in this Agreement shall create a contractual relationship with, or a cause of action in favor of, any third party against Consultant or the Company.

7. Insider Information. Consultant shall not use any nonpublic information for his own benefit or for the benefit of others (including but not limited to the trading of any shares based on information learned during Consultant’s engagement pursuant to this Agreement). Nonpublic information includes information that has not been made public, relating, directly or indirectly, to any Company Affiliate, any other company in which a Company Affiliate has an ownership interest or any other company that has relations with a Company Affiliate.

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8. Severability. Should any part of this Agreement be unenforceable or in conflict with the applicable laws or regulations of a jurisdiction with legal or regulatory authority over the activities contained in this Agreement, the invalid or unenforceable part or provision will be replaced with a provision that accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement will remain binding upon the parties.

9. Governing Law; Dispute Resolution. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida, regardless of any conflicts of law principles that would require the application of the law of another jurisdiction. Any dispute, controversy or claim arising out of, relating to, or in connection with this Agreement shall be finally settled by binding arbitration administered by the Commercial Arbitration Rules of the American Arbitration Association in effect at the time of the arbitration, except as they may be modified herein or by mutual agreement of the Consultant and the Company. The place of arbitration shall be in Miami, Florida. The language of the arbitration shall be English. Each of Consultant and the Company shall bear its own costs and expenses related to the arbitration, including attorneys’ and arbitrator’s fees. The arbitration shall be conducted by one (1) arbitrator. Within thirty (30) days after delivery of the written request for arbitration, Consultant and the Company, acting in good faith, shall mutually agree upon and nominate one (1) arbitrator. In the event that Consultant and the Company fail to agree upon and nominate an arbitrator within this time period, then upon request of either party to the arbitration, such arbitrator shall instead be appointed by the President of the American Arbitration Association or their designee, which shall promptly notify the parties of the appointment of such arbitrator. Judgment upon any award(s) rendered by the arbitrator appointed in accordance with the above provisions may be entered and enforced in any applicable jurisdiction, including, for avoidance of any doubt, in the U.S. and/or any foreign jurisdiction. The award rendered by the arbitral tribunal shall be final and binding on Consultant and the Company. Nothing in this Agreement shall prevent either party from seeking provisional measures from any court of competent jurisdiction, and any such request shall not be deemed incompatible with the agreement to arbitrate or a waiver of the right to arbitrate.

10. Injunctive Relief; Attorney’s Fees. The parties understand and agree that money damages would not be a sufficient remedy for any breach of Section 2, 5, 6 and/or 7 of this Agreement and that the disclosing party in question, with respect to Section 5, and/or the Company, with respect to Sections 6 and/or 7, or the Consultant with respect to Section 2 shall be entitled to equitable relief, including injunction and specific performance, as a remedy for any such breach or threatened breach, without any requirement to post bond or other security or to prove actual damage or harm. Such remedies shall not be deemed to be the exclusive remedies for a breach of this Agreement, but shall be in addition to all other remedies available at law or equity. In the event of any litigation relating to this Agreement, if a court of competent jurisdiction determines that a party is liable to the other party for breach of this Agreement, then the liable party shall also be liable and pay to the other party the reasonable legal fees incurred by the other party in connection with such litigation, including any appeal therefrom.

11. Entire Agreement, Survival of Certain Provisions and Amendments; No Assignment. This Agreement represents the entire understanding between the parties as of the date of this Agreement with respect to the subject matter described, and supersedes all prior agreements, negotiations, understandings, representations, statements, and writings between the parties. Sections 4 through 14 will survive any expiration or termination of this Agreement. No modification, alteration, waiver, or change in any of the terms of this Agreement will be valid or binding upon the parties unless made in writing and specifically referring to this Agreement and signed by each of the parties. No party to this Agreement may assign or transfer any of its rights or obligations hereunder without the prior written consent of the other party, and Consultant may not subcontract any of his personal-service obligations hereunder without the prior written consent of Company. Notwithstanding this Section 11 or any other provision of this Agreement, Consultant shall have the right to assign his rights, but not his obligations, to a trust or entity that constitutes part of Consultant’s personal business, tax, marital or succession planning.

12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument. Signatures to this Agreement transmitted by facsimile, email, portable document format (or .pdf) or by any other electronic means intended to preserve the original graphic and pictorial appearance of this Agreement shall have the same effect as the physical delivery of the paper document bearing original signature.

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13. Authority to Sign. Each person signing below on behalf of a party represents and warrants that he or she is authorized to sign on behalf of and bind that party.

14. Limitation of Liability. Consultant’s total liability, whether arising out of contract, negligence, strict liability or warranty, shall not exceed the amounts paid by the Company to Consultant for the Services. Company’s total liability, whether arising out of contract, negligence, strict liability or warranty, shall not exceed the consideration due (but not yet delivered) from the Company to Consultant for the Services.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

Consultant:

/s/ FERNANDO ALONSO DIAZ
FERNANDO ALONSO DIAZ

The Company: MOTORSPORT GAMING US LLC

By:	/s/ Mike Zoi
Name:	Mike Zoi
Title:	Manager

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Exhibit A

Investment Representations and Warranties

As a condition to the issuance of the Grant Shares to Consultant, Consultant hereby represents and warrants to the Company as follows:

Consultant acknowledges that the issuance and transfer to it of the Grant Shares has not been reviewed by the Securities and Exchange Commission or any state securities regulatory authority because such transaction is intended to be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws. Consultant understands that the Company is relying upon the truth and accuracy of, and Consultant’s compliance with, the representations, warranties, acknowledgments and understandings of Consultant set forth in this Agreement in order to determine the availability of such exemptions and the eligibility of Consultant to acquire the Grant Shares.

Consultant represents that the Grant Shares are being acquired by Consultant for its own account, for investment purposes only and not with a view to or for distribution or resale to others in contravention of the registration requirements of the Securities Act or applicable state securities laws. Consultant agrees that it will not sell or otherwise transfer any of the Grant Shares unless such transfer or resale is registered under the Securities Act and applicable state securities laws or unless exemptions from such registration requirements are available.

Consultant has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of Consultant’s investment in the Company through Consultant’s acquisition of the Grant Shares. Consultant is able to bear the economic risk of its investment in the Company through Consultant’s acquisition of the Grant Shares for an indefinite period of time. At the present time, Consultant can afford a complete loss of such investment and has no need for liquidity in such investment.

Consultant recognizes that its acquisition of the Grant Shares involves a high degree of risk in that: (a) an investment in the Company is highly speculative and only Consultant who can afford the loss of their entire investment should consider investing in the Company and securities of the Company; (b) transferability of the Grant Shares is limited; (c) the Company has experienced recurring losses and it must raise substantial additional capital in order to continue operating its business; (d) subsequent equity financings will dilute the ownership and voting interests of Consultant and equity securities issued by the Company to other persons or entities may have rights, preferences or privileges senior to the rights of Consultant; (e) any debt financing that may be obtained by the Company must be repaid regardless of whether the Company generates revenues or cash flows from operations and may be secured by substantially all of the Company’s assets; (f) there is absolutely no assurance that any type of financing on terms acceptable to the Company will be available to the Company or otherwise obtained by the Company; and (g) if the Company is unable to obtain additional financing or is unable to obtain additional financing on terms acceptable to it, then the Company may be unable to implement its business plans or take advantage of business opportunities, which could have a material adverse effect on the Company’s business prospects, financial condition and results of operations and may ultimately require the Company to suspend or cease operations.

Consultant acknowledges that he has prior investment experience and that he recognizes and fully understands the highly speculative nature of Consultant’s investment in the Company pursuant to its acquisition of the Grant Shares. Consultant acknowledges that he, either alone or together with its professional advisors, has the capacity to protect its own interests in connection with this transaction.

Consultant is an “accredited investor” as such term is defined in Rule 501(a) under the Securities Act of 1933, as amended.

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Consultant acknowledges that it has carefully reviewed this Agreement and the Company’s business, operational and financial data, all of which Consultant acknowledges have been made available to it. Consultant has been given the opportunity to ask questions of, and receive answers from, the Company concerning this Agreement, the issuance to it of the Grant Shares, and the Company’s business, operations, financial condition and prospects, and Consultant has been given the opportunity to obtain such additional information, to the extent the Company possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of same as Consultant reasonably desires in order to evaluate its investment in the Company pursuant its acquisition of the Grant Shares. Consultant fully understands all of such documents and has had the opportunity to discuss any questions regarding any of such documents or filings with its legal counsel and tax, investment and other advisors. Notwithstanding the foregoing, Consultant acknowledges and agrees that the only information upon which it has relied upon in executing this Agreement is the information set forth in this Agreement. Consultant acknowledges that it has received no representations or warranties from the Company, its employees, agents or attorneys in making this investment decision. Consultant acknowledges that it does not desire to receive any further information from the Company or any other person or entity in order to make a fully informed decision of whether or not to execute this Agreement and accept the Grant Shares.

Consultant acknowledges that the issuance to it of the Grant Shares may involve tax consequences to Consultant. Consultant acknowledges and understands that Consultant must retain its own professional advisors to evaluate the tax and other consequences of Consultant’s receipt of the Grant Shares.

Consultant understands and acknowledges that the Company is under no obligation to register the resale of the Grant Shares under the Securities Act or any state securities laws. Consultant agrees that the Company may, if it desires, permit the transfer of the Grant Shares out of Consultant’s name only when Consultant’s request for transfer is accompanied by an opinion of counsel reasonably satisfactory to the Company that the proposed transfer satisfies an applicable exemption from registration requirements under the Securities Act and applicable state securities laws.

Consultant understands that the certificate(s) representing the Grant Shares shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the Grant Shares):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL, IN A REASONABLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS, OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

The legend set forth above will be removed, and the Company will issue a certificate without such legend to the holder of the Grant Shares upon which it is stamped, only if (a) such Grant Shares are being sold pursuant to an effective registration statement under the Securities Act, (b) such holder delivers to the Company an opinion of counsel, in a reasonably acceptable form to the Company, that the disposition of the Grant Shares is being made pursuant to an exemption from federal and state registration requirements, or (c) such holder provides the Company with reasonable assurance that a disposition of the Grant Shares may be made pursuant to Rule 144 under the Securities Act without any restriction as to the number of shares acquired as of a particular date that can then be immediately sold.

Consultant acknowledges that he has a preexisting personal or business relationship with the Company or one or more of its officers, directors or controlling persons.

Consultant represents and warrants that he was not induced to invest in the Company (pursuant to the issuance to it of the Grant Shares) by any form of general solicitation or general advertising, including, but not limited to, the following: (a) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media (including via the Internet) or broadcast over the news or radio; and (b) any seminar or meeting whose attendees were invited by any general solicitation or advertising. Consultant’s current address is on file with the Company.

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